FIRST AMENDED

                           ASSET PURCHASE AGREEMENT

                                   Between

                        HUNTSMAN POLYMERS CORPORATION

                                     and

                        HUNTSMAN PACKAGING CORPORATION

            (Regarding Assets of the CT Film Division of Huntsman
                           Polymers Corporation)

                        Dated as of September 26, 1997




                              TABLE OF CONTENTS
                                                               Page

          1.   PURCHASE AND SALE OF ASSETS  . . . . . . . . . .   1
               1.01. Purchase and Sale  . . . . . . . . . . . .   1
               1.02. Payment of Purchase Price  . . . . . . . .   2
               1.03. Acquired Assets  . . . . . . . . . . . . .   2
               1.04. Excluded Assets  . . . . . . . . . . . . .   5
               1.05. Assumed Liabilities  . . . . . . . . . . .   5
               1.06. Excluded Liabilities   . . . . . . . . . .   5
               1.07. Title to Acquired Assets   . . . . . . . .   7
               1.08. Consents of Third Parties  . . . . . . . .   7

          2.   THE CLOSING  . . . . . . . . . . . . . . . . . .   7
               2.01. Closing Date   . . . . . . . . . . . . . .   7
               2.02. Transactions to be Effected at the
                     Closing  . . . . . . . . . . . . . . . . .   8
               2.03. Other Action   . . . . . . . . . . . . . .   8
               2.04. No Additional Obligations  . . . . . . . .   8
               2.05. Loss, Destruction, Condemnation, or
                     Damage   . . . . . . . . . . . . . . . . .   8

          3.   REPRESENTATIONS AND WARRANTIES OF SELLER . . . .   9
               3.01. Organization   . . . . . . . . . . . . . .   9
               3.02. Authorization and Validity of Agreement  .  10
               3.03. No Violations; Consents and Approvals  . .  10
               3.04. Subsidiary Capitalization  . . . . . . . .  10
               3.05. SEC Reports and Financial Statements   . .  11
               3.06. Absence of Certain Changes   . . . . . . .  11
               3.07. No Undisclosed Liabilities   . . . . . . .  12
               3.08. Employee Benefit Plans and ERISA   . . . .  12
               3.09. Litigation and Compliance with Law   . . .  14
               3.10. Rexene Intellectual Property   . . . . . .  15
               3.11. Seller Agreements  . . . . . . . . . . . .  15
               3.12. Taxes  . . . . . . . . . . . . . . . . . .  16
               3.13. Environmental Matters  . . . . . . . . . .  17
               3.14. No Default   . . . . . . . . . . . . . . .  19
               3.15. Brokers  . . . . . . . . . . . . . . . . .  19
               3.16. Property   . . . . . . . . . . . . . . . .  19
               3.17. Labor Matters  . . . . . . . . . . . . . .  19

          4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER  . .  20
               4.01. Organization   . . . . . . . . . . . . . .  20
               4.02. Authorization and Validity of Agreement  .  20
               4.03. No Violations; Consents and Approvals  . .  20

          5.   COVENANTS  . . . . . . . . . . . . . . . . . . .  21
               5.01. Plicon Collection.     . . . . . . . . . .  21
               5.02. Access to Information  . . . . . . . . . .  21
               5.03. Further Action; Reasonable Best Efforts  .  22
               5.04. Post-Closing Cooperation   . . . . . . . .  22
               5.05. Employee Benefits  . . . . . . . . . . . .  23
               5.06. Notification of Certain Matters  . . . . .  26
               5.07. Expenses   . . . . . . . . . . . . . . . .  26
               5.08. Waiver of Compliance with Bulk Sales
                     Laws   . . . . . . . . . . . . . . . . . .  26
               5.09. Transfer, Sales, and Use Taxes   . . . . .  26
               5.10. Purchase Price Allocation  . . . . . . . .  26
               5.11. WARN Compliance  . . . . . . . . . . . . .  27

          6.   CONDITIONS . . . . . . . . . . . . . . . . . . .  27
               6.01. Conditions to Each Party's Obligation  . .  27
               6.02. Conditions to Obligation of Purchaser  . .  27
               6.03. Conditions to Obligation of Seller   . . .  29

          7.   TERMINATION OF AGREEMENT . . . . . . . . . . . .  29
               7.01. Termination  . . . . . . . . . . . . . . .  29
               7.02. Effect of Termination  . . . . . . . . . .  30

          8.   INDEMNIFICATION  . . . . . . . . . . . . . . . .  30
               8.01. Indemnification by Seller  . . . . . . . .  30
               8.02. Indemnification by Purchaser   . . . . . .  30
               8.03. Calculation of Losses  . . . . . . . . . .  31
               8.04. Termination of Indemnification   . . . . .  31
               8.05. Procedures   . . . . . . . . . . . . . . .  31

          9.   GENERAL PROVISIONS . . . . . . . . . . . . . . .  33
               9.01. Assignment   . . . . . . . . . . . . . . .  33
               9.02. No Third-Party Beneficiaries   . . . . . .  33
               9.03. Amendments and Waivers   . . . . . . . . .  33
               9.04. Notices  . . . . . . . . . . . . . . . . .  33
               9.05. Interpretation   . . . . . . . . . . . . .  34
               9.06. Survival of Agreements   . . . . . . . . .  34
               9.07. Counterparts   . . . . . . . . . . . . . .  34
               9.08. Entire Agreement   . . . . . . . . . . . .  34
               9.09. Severability   . . . . . . . . . . . . . .  34
               9.10. Governing Law; Waiver of Jury Trial;
                     Enforcement  . . . . . . . . . . . . . . .  35


                            TABLE OF DEFINED TERMS

               Term:                              Section:

                Acquired Assets                    1.03
                Acquisition                        1.01
                Affiliate                          9.05
                Allocation                         5.10
                Assigned Contracts                 1.03(k)
                Assigned Intellectual Property     1.03(h)
                Assigned Permits                   1.03(j)
                Assumed Liabilities                1.05
                Audits                             3.12(b)
                Business                           Recitals
                Business Executives                 5.02(a)
                Buyer Defined Benefit Plan          5.05(b)
                Chippewa Facility                   1.03(a)
                Clearfield Facility                 1.03(a)
                Closing                             2.01
                Closing Date                        2.01
                Code                                3.08(e)
                Company Employees                   5.05(a)
                Company SEC Documents               3.05
                Contracts                           1.03(k)
                Dalton Facility                     1.03(a)
                Disclosure Schedule                 3.
                Effective Time                      5.05(g)
                England Shares                      1.03(q)
                England Subsidiary                  1.03(q)
                Environmental Claim                 3.13(e)
                Environmental Laws                  3.13(e)
                ERISA                               3.08(a)
                ERISA Affiliate                     3.08(a)
                ERISA Plans                         3.08(a)
                Exchange Act                        3.05
                Excluded Assets                     1.04
                Excluded Liabilities                1.06
                Existing Credit Facilities          1.06(c)
                Film Manufacturing Facilities       1.03(a)
                GAAP                                3.05
                Governmental Entity                 3.03
                Harrington Facility                 1.03(a)
                Hazardous Substance                 3.13(e)
                Huntsman                          Recitals
                Intellectual Property              1.03(h)
                Inventory                          1.03(f)
                Investments                        1.03(l)
                Knowledge of Seller                3.06
                Liens                              1.07
                Losses                             8.01
                Material Adverse Effect            3.01
                Material Seller Agreements         3.11
                Merger                            Recitals
                Merger Agreement                  Recitals
                PBGC                               3.08(b)
                Permits                            1.03(j)
                Permitted Liens                    1.07
                Person                             3.01
                Personal Property                  1.03(d)
                Plans                              3.08(a)
                Purchase Price                     1.01
                Purchaser                         Recitals
                Receivables                        1.03(g)
                Records                            1.03(p)
                Release                            3.13(e)
                Representatives                    5.02(a)
                Rexene Intellectual Property       3.10
                Rexene Pension Plan                5.05(b)
                Rexene SERP                        5.05(f)
                Sales and Use Taxes                5.09
                Sales Office Facilities            1.03(b)
                SEC                                3.05
                Securities Act                     3.05
                Seller                            Recitals
                Seller Agreements                  3.03
                Seller Defined Benefit Plan        5.05(b)
                Subsidiary                         3.01
                Tax Return                         3.12(j)
                Taxes                              3.12(j)
                Technology                         1.03(i)
                Third Party Claim                  8.05(a)
                Transfer Taxes                     5.09
                Warehouse Facilities               1.03(c)
                WARN                               5.11


                                FIRST AMENDED
                           ASSET PURCHASE AGREEMENT

                THIS FIRST AMENDED ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 26th day of September, 1997, by and between HUNTSMAN POLYMERS CORPORATION, formerly known as Rexene Corporation, a Delaware corporation ("Seller"), and HUNTSMAN PACKAGING CORPORATION, a Utah corporation ("Purchaser").

                                  RECITALS:

                A.  Pursuant to the provisions of a certain
          Agreement and Plan of Merger (the "Merger Agreement") dated as of June 9, 1997, by and among Seller, Huntsman
          Centennial Corporation, a Utah corporation
          ("Centennial"), and Huntsman Corporation, a Utah corporation ("Huntsman"), Centennial was merged with and into Seller (the "Merger").

                B. Seller and one or more of its Subsidiaries own and operate a polymer film manufacturing business known as the "CT Film Division" (the "Business").

                C. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all or substantially all of the assets of the Business, upon the terms and subject to the conditions of this Agreement.

                D. Seller and Purchaser have entered into an Asset Purchase Agreement dated as of August 27, 1997 (the "Original Agreement"), pursuant to the terms, conditions, and provisions of which (among other things) Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, all or substantially all of the assets of the Business.

                E. Seller and Purchaser now desire to amend the Original Agreement in its entirety and to agree in writing as to certain related matters.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, receipt and sufficiency of which are acknowledged, Seller and Purchaser hereby amend the Original Agreement to read in its entirety, and otherwise hereby agree, as follows:

          1.    PURCHASE AND SALE OF ASSETS

                1.01. Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.01), Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase from Seller, all the right, title, and interest of Seller in, to, and under the Acquired Assets (as defined in Section 1.03), for (a) an aggregate purchase price of Seventy Million Dollars ($70,000,000) (the "Purchase Price"), payable as set forth in Section 1.02, and (b) the assumption of the Assumed Liabilities (as defined in Section 1.05). The purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities is referred to in this Agreement as the "Acquisition."

                1.02. Payment of Purchase Price. The Purchase Price shall be paid to Seller in full at the Closing as provided in Section 2.02(b)(i).

                1.03. Acquired Assets. The term "Acquired Assets" means all of the business, properties, assets, good will, and rights of Seller and its Subsidiaries (as defined in Section 3.01) of every kind, character, and description, tangible or intangible, real, personal, or mixed, whether accrued, contingent, or otherwise, that are owned, leased, or licensed by Seller or any of its Subsidiaries on the Closing Date (as defined in Section 2.01) and primarily used, primarily held for use, or intended to be primarily used in the operation or conduct of the Business, wherever located and whether or not reflected in the books and records of Seller or any of its Subsidiaries, other than the Excluded Assets (as defined in Section 1.04), including:

                    (a)   Film Manufacturing Facilities.  The
          entire right, title, and interest of Seller and any of its Subsidiaries in and to all manufacturing, warehouse, laboratory, and other facilities located in (i) Chippewa Falls, Wisconsin (the "Chippewa Facility"), (ii) Clearfield, Utah (the "Clearfield Facility"), (iii) Dalton, Georgia (the "Dalton Facility"), and (iv) Harrington, Delaware (the "Harrington Facility"), including Seller's interests in the parcels of real property related thereto, together with and including the entire right, title, and interest of Seller in and to all buildings, structures, installations, fixtures, and other improvements thereto or situated thereon and all other rights, interests, and appurtenances of Seller and any of its Subsidiaries pertaining thereto. The term "Film Manufacturing Facilities" means collectively the Chippewa Facility, the Clearfield Facility, the Dalton Facility, and the Harrington Facility.

                    (b)   Sales Office Facilities.  The entire
          right, title, and interest of Seller and any of its Subsidiaries as tenant in and to (i) sales office spaces and appurtenant rights located at the addresses specified in Schedule 1.03(b), and (ii) sales office spaces and appurtenant rights, to the extent primarily used, primarily held for use, or intended to be primarily used in the operation or conduct of the Business, and located at 1515 Woodfield Rd., Suites 280 and 285, Schaumburg, IL 60173. "Sales Office Facilities" means collectively the sales office spaces and appurtenant rights described in this Section 1.03(b)(i) and (ii).

                    (c) Warehouse Facilities. The entire right, title, and interest of Seller and any of its Subsidiaries as tenant in and to warehouse spaces and appurtenant rights, located at the addresses specified in Schedule 1.03(c). "Warehouse Facilities" means collectively the warehouse spaces and appurtenant rights described in this
          Section 1.03(c).

                    (d)   Personal Property.  All machinery,
          equipment, computer hardware, improvements, tools, furniture, furnishings, vehicles, and other tangible personal property of Seller or any of its Subsidiaries that on the Closing Date are located in or upon any of the Manufacturing Facilities, the Office Facilities, or the Warehouse Facilities, and all other machinery, equipment, computer hardware, improvements, tools, furniture, furnishings, vehicles, and other tangible personal property of Seller and any of its Subsidiaries on the Closing Date, wherever located, that are primarily used, primarily held for use, or intended to be primarily used in the operation or conduct of the Business (collectively, the "Personal Property").

                    (e)   This section is reserved.

                    (f) Inventory. All raw materials, work-in-process, finished goods, packaging, supplies, parts, spare parts, and other inventories of Seller or any of its Subsidiaries that on the Closing Date are located at any of the Manufacturing Facilities, the Office Facilities, or the Warehouse Facilities, and all other raw materials, work-in-process, finished goods, packaging, supplies, parts, spare parts, and other inventories of Seller and any of its Subsidiaries (including in transit, on consignment, or in the possession of any third party) on the Closing Date that are primarily used, primarily held for use, or intended to be primarily used in the operation or conduct of the Business (collectively, the "Inventory").

                    (g) Receivables. All accounts receivable of Seller and any of its Subsidiaries on the Closing Date arising out of the operation or conduct of the Business
          (the "Receivables").

                    (h) Intellectual Property. All domestic and foreign patents (including all reissues, divisions, continuations, and extensions thereof), patent applications, patent rights, trademarks, trademark registrations, trademark applications, servicemarks, trade names, business names, brand names, copyrights, copyright registrations, designs, design registrations, and all rights to any of the foregoing ("Intellectual Property") of Seller and any of its Subsidiaries that are primarily used, primarily held for use, or intended to be primarily used in the operation or conduct of the Business (such Intellectual Property being the "Assigned Intellectual Property").

                    (i)   Technology.  All domestic and foreign
          trade secrets, confidential information, inventions, engineering and production designs, drawings, technology, know-how, formulas, processes, procedures, research, records of inventions, test information, ideas, and other similar intangible assets of Seller or any of its Subsidiaries that are primarily used, primarily held for use, or intended to be primarily used in the operation or conduct of the Business (the "Technology").

                    (j)   Permits.  All certificates, licenses,
          authorizations, permits, and approvals ("Permits") issued or granted to Seller or any of its Subsidiaries by Governmental Entities that are primarily used, primarily held for use, or intended to be primarily used in the operation or conduct of the Business (the "Assigned Permits").

                    (k)   Contracts.  All contracts, leases,
          licenses, indentures, agreements, commitments, and all other legally binding arrangements, whether oral or written (including purchase orders and sales orders) ("Contracts"), to which Seller or any of its Subsidiaries is a party or by which Seller or any of its Subsidiaries is bound that are primarily used, primarily held for use, or intended to be primarily used in, or that arise primarily out of, the operation or conduct of the Business (the "Assigned Contracts").

                    (l) Investments. All partnership interests or any other equity interest of Seller or any of its Subsidiaries in any corporation, company, limited liability company, partnership, joint venture, trust, or other business association ("Investments") that are primarily used, primarily held for use, or intended to be primarily used in, or that arise primarily out of, the operation or conduct of the Business.

                    (m)   Products Sold.  All rights of Seller or
          any of its Subsidiaries in and to products sold
          (including products returned after the Closing and rights of rescission, replevin, and reclamation) in the operation or conduct of the Business.

                    (n)   Prepaid Items.  All credits, prepaid
          expenses, deferred charges, advance payments, security deposits, and prepaid items of Seller and any of its Subsidiaries that are primarily used, primarily held for use, or intended to be primarily used in, or that arise primarily out of, the operation or conduct of the Business.

                    (o) Claims. All rights, claims, and credits of Seller and any of its Subsidiaries to the extent relating to any other Acquired Asset or any Assumed Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities, and similar rights in favor of Seller or any of its Subsidiaries in respect of any other Acquired Asset or any Assumed Liability.

                    (p) Records. All books of account, ledgers, general, financial, accounting, and personnel records, files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals, and customer and supplier correspondence (in all cases, in any form or medium) of Seller and any of its Subsidiaries that are primarily used, primarily held for use, or intended to be primarily used in, or that arise primarily out of, the conduct or operation of the Business (the "Records").

                    (q)   England Shares.  All right, title, and
          interest of Seller and any of its subsidiaries in and to shares of stock (of any class, series, type, or designation whatsoever, including any director's qualifying shares) of, and any other interests whatsoever in, Rexene Corporation Limited, a corporation organized under the laws of England (such corporation the "England Subsidiary" and such shares and other interests the "England Shares").

                    (r) Goodwill. All goodwill of Seller and any of its Subsidiaries generated by or primarily associated with the Business.

                    (s) Other Assets. Other assets of Seller and any of its Subsidiaries specified in Schedule 1.03(s).

                1.04.     Excluded Assets.  The term "Excluded
          Assets" means:

                    (a)   Executive Office Assets.  All tangible
          personal property of Seller and any of its Subsidiaries (other than the England Subsidiary) that on the Closing Date is located at Seller's executive offices at 5005 LBJ Freeway, Dallas, Texas, other than (i) the Records, (ii) motor vehicles, and (iii) items specified in Schedule 1.04(a).

                    (b) Pension Assets. All assets of the Rexene Pension Plan (as defined in Section 5.05(b)).

                    (c)   General Ledger.  All financial and tax
          records relating to the Business that form part of Seller's general ledger.

                    (d) Other Businesses. All assets of Seller and its Subsidiaries (other than the England Subsidiary) that are primarily used, primarily held for use, or intended to be primarily used by Seller or any of its Subsidiaries in the operation or conduct of any business other than the Business.

                    (e)   Other Excluded Assets.  Other assets of
          Seller or any of its Subsidiaries specified in Schedule
          1.04(e).

                    (f) Plicon Rights. All Receivables, Assigned Contracts, Inventory, and Technology arising from or relating to Plicon Corporation, RP Packaging, Inc., and/or its or their Subsidiaries or Affiliates.

                    (g)   Cash.  All cash and cash equivalents of
          Seller and any of its Subsidiaries (other than the England Subsidiary).

                    (h)   Goodwill.  All goodwill that is
          associated with the "REXENE" mark or any mark containing "REX" as a prefix, suffix, or otherwise.

                1.05. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing Date, and from and after the Closing Date Purchaser shall pay, perform, and discharge when due, all Assumed Liabilities. The term "Assumed Liabilities" means all liabilities, obligations, and commitments of Seller or any of its Subsidiaries to the extent relating to or arising out of the Business or any Acquired Asset, whether express or implied, liquidated, absolute, accrued, contingent, or otherwise, and that are based upon, arise out of, or result from any fact, circumstance, condition, act, or omission existing on or occurring on or prior to the Closing Date, other than any Excluded Liabilities (as defined in Section 1.06).

                1.06.     Excluded Liabilities.  Notwithstanding
          Section 1.05, or any other provision of this Agreement, and regardless of any disclosure to Purchaser, Purchaser shall not assume any Excluded Liability, each of which shall be retained and paid, performed, and discharged when due by Seller and its Subsidiaries. The term "Excluded Liability" means:

                    (a)   Other Business.  Any liability,
          obligation, or commitment of Seller or any of its Subsidiaries, whether express or implied, liquidated, absolute, accrued, contingent, or otherwise, or known or unknown, to the extent relating to or arising out of the operation or conduct by Seller or any of its Subsidiaries, of any business other than the Business.

                    (b)   Excluded Assets.  Any liability,
          obligation, or commitment of Seller or any of its Subsidiaries to the extent relating to or arising out of any Excluded Asset, or to the extent relating to or arising out of the ownership by Seller or any of its Subsidiaries of the Excluded Assets or to the extent associated with the realization of the benefits of any Excluded Asset.

                    (c)   Money Borrowed.  Any liabilities,
          obligations, or commitments of Seller or any of its Subsidiaries for money borrowed, whether or not arising from or relating to the operation or conduct of the Business or any of the Acquired Assets, including any liabilities, obligations, or commitments of Seller or any of its Subsidiaries arising from or relating to (i) the Credit Agreement, dated May 8, 1997, by and between Seller and the Bank of Nova Scotia and certain other lenders, (ii) the Participation and Credit Agreement, dated May 8, 1997, by and between Seller and the Bank of Nova Scotia and certain other lenders, (iii) Seller's $175 million Senior Notes, (iv) any indebtedness for money borrowed by Seller from Huntsman, or (v) any loan or lease documents or other agreements related to the agreements referred to in the foregoing clauses (i),
          (ii), (iii), or (iv) (the agreements and documents referred to in clauses (i), (ii), (iii), (iv), and (v) collectively, the "Existing Credit Facilities").

                    (d)   Pension Liabilities.   All obligations
          and liabilities arising from or relating to the Rexene
          Pension Plan.

                    (e)   This Section is reserved.

                    (f)   Terminated Employees.  Any liability,
          obligation, or commitment of Seller or any of its Subsidiaries that relates to, or that arises out of, the employment or the termination of the employment with Seller of any employee or former employee of the Business identified in Schedule 1.06(f) (including as a result of the transactions contemplated by this Agreement).

                    (g)   Other Excluded Liabilities.  All other
          liabilities, obligations, and commitments of Seller or any of its Subsidiaries specified in Schedule 1.06(g).

                    (h)   Plicon Obligations.  Any liability,
          obligation, or commitment of Seller or any of its Subsidiaries to the extent that it relates to or arises out of any Receivable, Assigned Contract, or Technology arising from or relating to Plicon Corporation, RP Packaging, Inc. and/or its or their Subsidiaries or Affiliates.

                1.07. Title to Acquired Assets. Purchaser shall acquire the Acquired Assets free and clear of all liabilities, obligations, and commitments of Seller and any of its Subsidiaries other than the Assumed Liabilities, and free and clear of all liens, charges, security interests, options, claims, or encumbrances of any nature whatsoever (collectively "Liens"), other than Permitted Liens. "Permitted Liens" means (a) liens that primarily relate to or arise from the operation or conduct of the Business (other than Liens that secure any Excluded Liabilities), (b) Liens specified in Schedule 1.07, (c) in the case of personal property, imperfections of title or encumbrances, if any, that could not reasonably be expected to have a Material Adverse Effect (as defined in Section 3.01) on the Business, taken as a whole, and (d) in the case of real property: (i) easements, covenants, rights-of-way, and other similar restrictions of record, (ii) any conditions that may be shown by a current, accurate survey or physical inspection of the involved real property prior to the Closing Date, and (iii) unrecorded easements, covenants, rights-of-way, and other similar restrictions that could not reasonably be expected to have a Material Adverse Effect on the Business, taken as a whole.

                1.08.     Consents of Third Parties.
          Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any way adversely affect the rights, upon transfer, of Purchaser under such asset. If any transfer or assignment by Seller to, or any assumption by Purchaser of, any interest in, or liability, obligation, or commitment under, any asset requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained. To the extent any Assigned Contract may not be assigned to Purchaser by reason of the absence of any such consent, Purchaser shall not be required to assume any Assumed Liabilities arising under such Assigned Contract.

                If any such consent is not obtained prior to the Closing, Seller and Purchaser shall cooperate (at their own expense) in any lawful and reasonable arrangement reasonably proposed by Purchaser under which Purchaser shall obtain the economic claims, rights, and benefits under the asset, claim, or right with respect to which the consent has not been obtained in accordance with this Agreement. Such reasonable arrangement may include (i) the subcontracting, sublicensing, or subleasing to Purchaser of any and all rights of Seller against the other party to such third-party agreement arising out of a breach or cancellation thereof by the other party, and
          (ii) the enforcement by Seller of such rights. To the extent, and only to the extent, Purchaser is able to receive the economic claims, rights, and benefits under such asset, Purchaser shall be responsible for the Assumed Liabilities, if any, arising under such asset.

          2.    THE CLOSING

                2.01.     Closing Date.  The closing of the
          Acquisition (the "Closing") shall take place at the offices of Purchaser at 500 Huntsman Way, Salt Lake City, Utah, beginning at 10:00 a.m. on September 30, 1997, or, if on such day any condition set forth in Section 6 has not been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), then as soon as practicable after all the conditions set forth in Section 6 have been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefits thereof), or at such other place, time, and date as may be agreed between Seller and Purchaser. The "Closing Date" means 11:59 p.m. (Eastern Time) on the date on which the Closing occurs.

                2.02.     Transactions to be Effected at the
          Closing.  At the Closing:

                    (a) Seller Obligations. Seller shall deliver to Purchaser (i) such appropriately executed deeds (in recordable form), bills of sale, assignments, and other instruments of transfer relating to the Acquired Assets in form and substance reasonably satisfactory to Purchaser and its legal counsel, (ii) a duly executed certification of non-foreign status in the form prescribed by Treasury Regulation SECTION 1.1445-2(b)(2)(iii), and (iii) such other documents as Purchaser or its legal counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

                    (b) Purchaser Obligations. Purchaser shall deliver to Seller (i) payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least two business days prior to the Closing Date), in immediately available funds in an amount equal to the Purchase Price, (ii) such appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed Liabilities in form and substance reasonably satisfactory to Seller and it legal counsel, and (iii) such other documents as Seller or its legal counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

                2.03. Other Action. At and after the Closing, at the request of Purchaser, Seller shall deliver such further instruments of transfer and take all commercially reasonable action as may be necessary or appropriate (a) to vest in Purchaser all of Seller's right, title, and interest in and to the Acquired Assets, (b) to transfer to Purchaser (to the extent transferrable) all licenses, agreements, and permits necessary for the operation of the Business, and (c) to aid and assist Purchaser in collecting and reducing to possession any or all of the Acquired Assets.

                2.04. No Additional Obligations. No instrument specified in Sections 2.02 or 2.03 shall create or be deemed to create any liability or obligation to Purchaser or Seller greater than those created by this Agreement.

                2.05. Loss, Destruction, Condemnation, or Damage. If between the date of this Agreement and the Closing Date, any of the Acquired Assets are lost, destroyed, or condemned, or suffer any material damage, and are not repaired or replaced prior to Closing, then Seller shall, on the Closing Date in connection with the Closing, assign to Purchaser all insurance and/or condemnation proceeds payable to Seller on account of such loss, destruction, condemnation, or damage, pursuant to an assignment in form and substance satisfactory to Purchaser and its legal counsel.

          3.    REPRESENTATIONS AND WARRANTIES OF SELLER

                Except as specifically set forth in Schedules 3.01 through 3.17 (collectively, the "Disclosure Schedule") (with a disclosure with respect to a Section of this Agreement to require a specific reference in the Disclosure Schedule to the Section of this Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it is not expressly stated to apply), Seller hereby represents and warrants, as of the date of this Agreement (subject to changes effected by the Merger) and, solely with respect to matters contained in Sections 3.01, 3.02, 3.03, 3.04, 3.07, 3.08, 3.09, and 3.12 as of the Closing
          Date, to Purchaser as follows:

                3.01. Organization. Seller and each of its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization (or the equivalent thereof in the case of foreign Subsidiaries), has all requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business (including the Business) as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business (including the Business) conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing, and in good standing or to have such power, authority, or governmental approvals, or to be so qualified or licensed would not have a Material Adverse Effect (as defined below) on Seller, or its Subsidiaries taken as a whole. Seller has previously delivered to Purchaser a complete and correct copy of each of its Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, as currently in effect, and complete and correct copies of the certificates of incorporation and bylaws, as currently in effect, or similar organizational documents of all of Seller's Subsidiaries. Schedule 3.01 of the Disclosure Schedule sets forth a complete list of Seller's Subsidiaries. For purposes of this Agreement:
          (i) Any reference to any event, change, or effect having a "Material Adverse Effect" on or with respect to any entity (or group of entities taken as a whole) means such event, change, or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, businesses, results of operations, assets, liabilities, or properties of such entity (or, if used with respect thereto, of such group of entities taken as a whole);
          (ii) "Subsidiary" means with respect to any Person, any corporation or other entity of which more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such entity is directly or indirectly owned by such Person; and (iii) "Person" shall mean an individual, partnership, joint venture, limited liability company, trust, corporation, unincorporated entity, or Governmental Entity (as defined in Section 3.03). The only Person of which Seller beneficially owns 50% of the securities or other equity interests is Orrex Plastics Company LLC ("Orrex"). Orrex does not own, lease, possess, or have any interest in any of the Acquired Assets. Schedule 3.01 sets forth a list of all Orrex charter or governance agreements and related documents.

                3.02. Authorization and Validity of Agreement. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution, and delivery of this Agreement by Purchaser, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                3.03. No Violations; Consents and Approvals. Except as set forth in Schedule 3.03, neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Amended and Restated Bylaws of Seller, or the certificates of incorporation or bylaws or similar organizational documents of any of Seller's Subsidiaries,
          (ii) require any filing with, or permit, authorization, consent, or approval of, any court, arbitral tribunal, administrative agency, or commission or other governmental or other regulatory authority, agency, or official (a "Governmental Entity"), (iii) assuming the accuracy of the representations and warranties of, and performance of the covenants by Purchaser as set forth herein, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration), or require any consent under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement, or other instrument or obligation to which Seller or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound ("Seller Agreements") or result in the imposition or creation of any Lien on the assets of Seller or any of its Subsidiaries or (iv) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Seller or any of its Subsidiaries or any of their properties or assets; except in the case of clauses (ii), (iii), or (iv), (A) where the failure to obtain such permits, authorizations, consents, or approvals or to make such filings would not have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, or (B) for such violations, breaches, or defaults which would not have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole.

                3.04. Subsidiary Capitalization. Except as set forth in Schedule 3.04 all of the outstanding shares of capital stock of the England Corporation are beneficially owned by the Company, directly or indirectly, except for any directors' qualifying shares, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all Liens. Except as set forth in Schedule 3.04, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the England Company.

                3.05. SEC Reports and Financial Statements. Seller has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Purchaser (directly or indirectly) true and complete copies of, all forms and documents required to be filed by Seller since January 1, 1994, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates (or, if amended, as of the date of the last such amendment), the Company SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Company SEC Documents (i) have been prepared from, and are in accordance with, the books and records of Seller and its consolidated Subsidiaries, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustments and do not contain all footnote disclosures required by GAAP), (iii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of Seller and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. No Subsidiary of Seller is required to file any reports, forms, or other documents with the SEC.

                3.06. Absence of Certain Changes. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 3.06, since December 31, 1996, Seller and its Subsidiaries have conducted their respective businesses and operations (including the Business) only in the ordinary course and consistent with past practice, and there have not occurred (i) any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent, or otherwise) having or which would have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole; (ii) except for the payment of regular quarterly cash dividends consistent with past practice, any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the equity interests of Seller or any of its Subsidiaries; or (iii) any change by Seller or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.06, since December 31, 1996, neither Seller nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 of the Merger Agreement. For purposes of this Agreement, "knowledge of the Seller" shall mean the actual knowledge of the individuals specified in Schedule 3.06.

                3.07. No Undisclosed Liabilities. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.07 and except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1996, neither Seller nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent, or otherwise, that have, or would have, a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, or would be required to be reflected or reserved against in the consolidated financial statements of Seller and its Subsidiaries (including notes thereto) prepared in accordance with GAAP.

                3.08.     Employee Benefit Plans and ERISA.

                    (a) ERISA and Plans. Schedule 3.08 contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, or other medical, life, or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, or agreement and each other employee benefit plan within the meaning of Section 3(3) of ERISA, sponsored, maintained, or contributed to by Seller or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Seller would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of Seller or any ERISA Affiliate (the "Plans").
          Schedule 3.08 identifies each of the Plans that is an "employee benefit plan," as defined in section 3(3) of ERISA (the "ERISA Plans").

                    (b)   Plan Documents.  With respect to each
          Plan, Seller has heretofore delivered or made available to Purchaser, true and complete copies of each of the following documents:

                          (i) the Plan;

                          (ii)     the most recent annual report
                and actuarial report, if required under ERISA;

                          (iii)    the most recent Summary Plan
                Description (as defined in ERISA) required under ERISA with respect thereto;

                          (iv)     if the Plan is funded through a
                trust or any third party funding vehicle, the trust or other funding agreement and the latest financial statements thereof; and

                          (v) the most recent determination letter
                received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Code.

                    (c) No Liabilities. No liability under Title IV of ERISA has been incurred by Seller or any ERISA Affiliate that has not been satisfied or otherwise discharged in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring a liability under such Title, other than liability for contributions due in the ordinary course and premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which contributions and premiums have bene paid when due).

                    (d) No Multiemployer Plans. No ERISA Plan is a "multiemployer pension plan," as defined in section
          3(37) of ERISA, nor is any ERISA Plan a plan described in
          section 4063(a) of ERISA.

                    (e)   Qualifications.  No ERISA Plan or any
          trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date. No Lien imposed under the Code or ERISA exists or is likely to be imposed on account of any ERISA Plan. The form of each ERISA Plan intended to be "qualified" within the meaning of section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified (or timely application has been made therefor); no event has occurred since the date of such determination that would adversely affect such qualification for which the cost of correction would have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole; and each trust maintained thereunder has been determined by the Internal Revenue Service to be exempt from taxation under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code, except for such non-compliance that would not have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

                    (f)   No Claims.  There are no pending,
          threatened, or anticipated claims (other than routine claims for benefits) by, on behalf of, or against, any of the Plans or any trusts related thereto that if determined adversely to Seller and its Subsidiaries would have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

                    (g)   No Proceedings.  The PBGC has not
          instituted proceedings to terminate any of the ERISA
          Plans and no condition exists that presents a material risk that such proceedings will be instituted.

                    (h) Deficiency. As of December 31, 1996, the present value of all actuarial accrued benefit liabilities under the Seller's defined benefit plans subject to Title IV of ERISA, as determined by the actuary of such plans using the actuarial assumptions and methods described in the actuarial valuation as of January 1, 1996, did not exceed the market value of the assets of such plans by more than $1,500,000.

                    (i) Prohibited Transactions. Neither Seller, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which Seller, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975, 4976, or 4980B of the Code that would have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

                    (j) Taxes. Except as disclosed in Schedule 3.08, no amounts payable under the Plans or any other agreement or arrangement to which Seller is a party will, as a result of the Merger, fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

                    (k)   Benefits.  Except as disclosed in
          Schedule 3.08, no ERISA Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of employment (other than (i) coverage mandated by applicable law, (ii) disability, death, or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits or severance benefits accrued as liabilities on the books of Seller or the ERISA Affiliates, (iv) severance pay, disability benefits, and benefit claims under ERISA Plans incurred on or prior to a termination of employment but not reported or paid until after such termination, or (v) benefits, the full cost of which is borne by the current or former employee (or his beneficiary)).

                3.09.     Litigation and Compliance with Law.

                    (a)   No Litigation.  Except as disclosed in
          the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.09, there is no suit, claim, action, proceeding, or investigation pending or, to the knowledge of Seller, threatened, against or affecting Seller, or any of its Subsidiaries or any of their respective properties which, if determined adversely to Seller or such Subsidiaries, would have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole or would prevent or delay Seller from consummating the Merger or the transactions contemplated by this Agreement.

                    (b) Compliance. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.09, Seller and its Subsidiaries are in compliance in all material respects with all laws, statutes, regulations, rules, ordinances, judgments, decrees, orders, writs, and injunctions, of any court or Governmental Entity relating to any of the property owned, leased, or used by them, or applicable to their business (including the Business), including employment and employment practices, labor relations, occupational safety and health, environmental, tax, interstate commerce, and antitrust laws, except for such non-compliance which would not have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, neither Seller nor any of its Subsidiaries nor any of their respective properties is subject to any judgment, decree, order, writ, or injunction having, or which would have, a Material Adverse Effect on Seller and its Subsidiaries taken as a whole, or which would prevent or delay the consummation of the Merger or the transactions contemplated by this Agreement.

                    (c)   Permits.  Seller and its Subsidiaries
          hold all licenses, permits, variances, and approvals of Governmental Entities necessary for the lawful conduct of their respective businesses (including the Business) as currently conducted except where the failure to hold such licenses, permits, variances, or approvals would not have a Material Adverse Effect on Seller and it Subsidiaries taken as a whole.

                3.10. Rexene Intellectual Property. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.10, to the knowledge of Seller, Seller and its Subsidiaries own or possess adequate licenses or other valid rights to use or operate within the scope of all United States and foreign patents, trademarks, trade names, copyrights, service marks, all applications therefor and registrations thereof, confidential or proprietary technical and business information, know-how and trade secrets, and computer software (collectively, "Rexene Intellectual Property") which are material to the operations of Seller and its Subsidiaries, taken as a whole, as currently conducted. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in
          Schedule 3.10, such Rexene Intellectual Property that is owned by Seller or its Subsidiaries is not subject to any Liens except for such Liens that would not have a Material Adverse Effect on Seller or its Subsidiaries, and, to the knowledge of Seller, there are no infringements or other violations or conflicts with the rights of others with respect to the (a) use of or other conduct by Seller or its Subsidiaries within the scope of, (b) ownership of, (c) validity of, or (d) enforceability of, any Rexene Intellectual Property owned by Seller or its Subsidiaries that has or would have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

                3.11. Seller Agreements. Each Seller Agreement that is material to the consolidated business and operations of Seller and its Subsidiaries as currently conducted or that is listed on Schedule 3.11 (collectively, the "Material Seller Agreements") is a valid, binding, and enforceable obligation of Seller or the Subsidiary of Seller that is a party thereto, except where the failure to be valid, binding, and enforceable would not have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole, and there are no defaults thereunder on the part of Seller or its Subsidiary (which is a party thereto, as the case may be), or, to the knowledge of Seller, on the part of the other party thereto), except those defaults that would not have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole. Except as disclosed in
          Schedule 3.11, neither Seller nor any of its Subsidiaries is a party to any technology license agreement or sales agency or distributorship agreement that limits in any material manner the ability of Seller or any of its Subsidiaries to compete in or conduct any significant line of business or compete with any Person or in any geographic area or during any period of time exceeding one year from the date of the Merger Agreement.

                3.12.     Taxes.  Except as set forth in Schedule
          3.12:

                    (a) Tax Returns. Seller and its Subsidiaries have (i) filed (or there have been filed on their behalf) with the appropriate Governmental Entity all material Tax Returns (as hereinafter defined) required to be filed by them and such Tax Returns are true, correct, and complete in all material respects, (ii) maintained in all material respects all required records with respect to all material Tax Returns, (iii) paid in full (or there has been paid on their behalf) all material Taxes (as hereinafter defined) that are due and payable for all taxable periods and portions thereof except to the extent of reserves established in accordance with GAAP on the consolidated financial statements included in the Company SEC Documents, and (iv) made provision, in accordance with GAAP, for all future material Tax liabilities (including reserves for deferred Taxes established in accordance with GAAP and for all contingent Tax liabilities) for all taxable periods and portions thereof.

                    (b)   Audits.  No federal, state, local, or
          foreign audits or other administrative proceedings ("Audits") or court proceedings are presently pending with regard to any Taxes or Tax Returns of Seller or its Subsidiaries, and none of Seller or its Subsidiaries has received written notice of either the commencement of any such Audits or of the intention on the part of any Governmental Entity to commence any such Audits.

                    (c) Deficiencies. No Governmental Entity has asserted in writing against Seller or any of its Subsidiaries any material deficiency for any Taxes which have not been satisfied in full or adequately reserved for in accordance with GAAP on the consolidated financial statements included in the Company SEC Documents.

                    (d) Liens. There are no Liens for Taxes upon any property or assets of Seller or any of its Subsidiaries (except for current Taxes that are not yet due and payable).

                    (e) Settlement. The income Tax Returns of or including Seller and each of its Subsidiaries have been examined by and settled with the appropriate Governmental Entity (or the applicable statutes of limitation for the assessment of income Taxes for such periods have expired) for all periods through and including December 31, 1992.

                    (f)   Waivers.  None of Seller or its
          Subsidiaries has waived any statute of limitation with respect to Taxes (which waiver is currently in effect) or has agreed to any extension of time with respect to a Tax assessment or deficiency (which has not yet been paid) or has extended the time to file any income or other material Tax Return (which Tax Return has not subsequently been filed).

                    (g)   Joint Taxes.  None of Seller or its
          Subsidiaries is a party to any income tax allocation, tax indemnity, or tax sharing agreement or arrangement, nor has any of Seller or its Subsidiaries ever joined in the filing of a consolidated, combined, unitary, or other group Tax Return with any corporation other than Seller and its Subsidiaries. None of Seller or its Subsidiaries could have any liability for Taxes of any other corporation, person, or entity (other than Seller and its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), by contract or otherwise, that, individually or in the aggregate, would have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

                    (h) Compliance. Seller and its Subsidiaries have complied in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and, except to the extent of any reserves established in accordance with GAAP on the consolidated financial statements included in the Company SEC Documents, have, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Entity all amounts required to be withheld and paid over under all applicable laws.

                    (i) U. S. Property. None of the Subsidiaries of Seller have an investment in "United States property" within the meaning of section 956 of the Code.

                    (j)   Definitions.  (i) For purposes of this
          Section 3.12 the term "Subsidiaries" shall include any entity in which Seller or a Subsidiary of Seller is a general partner. (ii) For purposes of this Agreement:
          (x) "Taxes" shall mean any and all taxes, charges, fees, levies, or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, or other taxes, assessments, or charges imposed by any Governmental Entity and any interest, penalties, or additions to tax attributable thereto; and (y) "Tax Return" shall mean any return, report, or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return, or declaration of estimated Tax.

                3.13.     Environmental Matters.

                    (a) Compliance. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 3.13, Seller and its Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined) which compliance includes (i) the possession of material permits, licenses, registrations, and other governmental authorizations and financial assurances required under applicable Environmental Laws for Seller and its Subsidiaries to operate their businesses (including the Business) as currently conducted, and (ii) compliance with the terms and conditions thereof, except in all cases above where such noncompliance would not have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

                    (b)   Claims.  Except as disclosed in the
          Company SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 3.13, (i) there are no Environmental Claims (as hereinafter defined) pending or, to the knowledge of Seller, threatened, against Seller or its Subsidiaries that would result in a Material Adverse Effect on Seller and its Subsidiaries taken as a whole, (ii) neither Seller nor its Subsidiaries has received any written request for information under any Environmental Law from any Governmental Entity with respect to any actual or alleged environmental contamination which has not been remediated or otherwise resolved and the remediation of which contamination or the resolution of the request would have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole; and (iii) none of Seller, its Subsidiaries, or, to the knowledge of Seller, any Governmental Entity, is conducting or has conducted (or, to the knowledge of Seller, is threatening to conduct) any environmental remediation or investigation which would result in a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, under any Environmental Law.

                    (c) Other Substances. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 3.13, (i) to the knowledge of Seller, there is no friable asbestos-containing material in or on any real property currently owned, leased, or operated by Seller or its Subsidiaries,
          (ii) there are no polychlorinated diphenyls in any equipment currently owned, leased, or operated by Seller or any of its Subsidiaries as a manufacturing facility, and (iii) there are and, to the knowledge of Seller, have been no underground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, injection wells, or other land disposal units in or on any property currently or, to the knowledge of Seller, formerly owned, leased, or operated by Seller or its Subsidiaries where in each case, the presence, ownership, or operation of which would result in a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole.

                    (d) No Releases. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 3.13, to the knowledge of Seller, there have been no Releases (as hereinafter defined) of Hazardous Substances (as hereinafter defined) at any of Seller's or its Subsidiaries' properties or of Hazardous Substances which were generated, stored, disposed of, or transported by Seller, which could form the basis of any Environmental Claim against Seller, or to the knowledge of Seller, against any person or entity whose liability for any Releases Seller has or may have retained or assumed either contractually or by operation of law, which would have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

                    (e)   Definitions.  As used in this Agreement:

                          (i) The term "Environmental Claim" means
                any claim, action, investigation, or written notice to Seller or its Subsidiaries by any person or entity alleging potential liability or responsibility of Seller or any of its Subsidiaries (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from (A) the presence, or release into the environment, of any Hazardous Substance (as hereinafter defined) at any location, whether or not owned or operated by Seller or its Subsidiaries or (B) circumstances forming the basis of any violation or alleged violation of any applicable Environmental Law.

                          (ii)     The term "Environmental Laws"
                means all federal, state, local, and foreign laws, rules, regulations, common law, ordinances, decrees, orders, and other binding legal requirements, as in effect as of the date of the Merger Agreement, relating to pollution or protection of the environment, including laws and regulations relating to emissions, discharges, releases, or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances.

                          (iii)    The term "Hazardous Substance"
                means any chemicals, pollutants, contaminants, hazardous wastes, toxic substances, or radioactive materials regulated under any Environmental Law, and oil and petroleum products.

                          (iv)     The term "Release" means any
                release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata).

                3.14. No Default. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 3.14, the business (including the Business) of Seller and each of its Subsidiaries is not being conducted in default or violation of any term, condition, or provision of (a) its respective certificate of incorporation or bylaws or similar organizational documents, (b) any Material Seller Agreement, or (c) any federal, state, local, or foreign law, statute, regulation, rule, ordinance, judgment, decree, writ, injunction, franchise, permit, or license or other governmental authorization or approval applicable to Seller or any of its Subsidiaries, excluding from the foregoing clauses (b) or (c), defaults or violations that would not have a Material Adverse Effect on Seller and its Subsidiaries taken as a whole or would not materially impair the ability of (i) Seller to consummate the Merger or (ii) Seller to consummate the transactions contemplated by this Agreement.

                3.15. Brokers. Except for Schroder Wretheim and Smith Barney (true and complete copies of whose engagement letters have been provided to Purchaser, directly or indirectly, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

                3.16. Property. Seller and its Subsidiaries, as the case may be, have good and valid title to or, in the case of leased property, have valid leasehold interests in all properties and assets necessary to conduct the business (including the Business) of Seller as currently conducted, except to the extent the failure of this representation and warranty to be true would not have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole.

                3.17. Labor Matters. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, neither Seller nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by Seller or its Subsidiaries nor, to the knowledge of Seller, as of the date of this Agreement, are there any activities or proceedings of any labor union to organize any such employees. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 3.17, as of the date of this Agreement, (i) there are no unfair labor practice charges or complaints pending against Seller or any of its Subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of Seller or any of its Subsidiaries and (ii) there is no labor strike, lockout, organized slowdown, or organized work stoppage in effect or, to the knowledge of Seller, threatened against Seller or any of its Subsidiaries, which, in either such case, has had or would have, a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

          4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

                Purchaser hereby represents and warrants, as of the date hereof and as of the Closing Date, to Seller as follows:

                4.01. Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Utah. Purchaser has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted except where the failure to have such power or authority would not have a Material Adverse Effect on Purchaser, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

                4.02. Authorization and Validity of Agreement. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser. Assuming due authorization, execution, and delivery of this Agreement by Seller, this Agreement is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                4.03. No Violations; Consents and Approvals. Except as disclosed in Schedule 4.03, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Purchaser, or (b) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Purchaser or any of its properties or assets, except in the case of clause (b) where such violations would not have a Material Adverse Effect on Purchaser, taken as a whole.

          5.    COVENANTS

                5.01. Plicon Collection. Seller covenants and agrees that, after the Closing Date, it will (a) use reasonable efforts to collect from Plicon Corporation, RP Packaging, and/or any of its or their Subsidiaries or Affiliates (collectively, the "Plicon Group") any indebtedness or other amount owed as of the Closing Date by any member of the Plicon Group to Seller, and (b) remit promptly to Purchaser all sums collected by Seller after the Closing Date with respect to such indebtedness and other obligations (less any expenses and other obligations or liabilities incurred by Seller in connection with such collection).

                5.02.     Access to Information.

                    (a) Access. From the date of this Agreement until the Closing Date, Seller shall afford to Purchaser and the Purchaser's officers, directors, employees, representatives, and agents (including investment bankers, attorneys, and accountants) (collectively, "Representatives") reasonable access (during normal business hours) to all of Seller's, and Seller's Subsidiaries', books, records, files, documents, and Company Agreements relating to the Business and, during such period, Seller and each of Seller's Subsidiaries shall furnish promptly to Purchaser such other information including copies of books, records, files, documents, and Seller Agreements, concerning the Business and all related properties and personnel as Purchaser may request; provided, that Purchaser and Purchaser's Representatives will conduct all such inspections in a reasonable manner. Seller and Seller' Subsidiaries shall provide Purchaser and Purchaser's Representatives with reasonable access during normal business hours to Seller's officers and senior operating personnel (collectively, the "Business Executives") and such Business Executives shall reasonably cooperate with Purchaser and Purchaser's Representatives and provide Purchaser and Purchaser's Representatives with such information regarding the Business, the Acquired Assets, and the Assumed Liabilities as may be reasonably requested. Seller shall in addition use its reasonable efforts to provide Purchaser and Purchaser's Representatives with access to the Representatives, commercial bankers, actuaries, trustees, outside Plan administrators, and consultants of Seller and Seller's Subsidiaries and to use its best efforts to cause such Representatives, commercial bankers, actuaries, trustees, outside Plan administrators and consultants to provide Purchaser and Purchaser's Representatives with such information regarding the Business, the Acquired Assets, and the Assumed Liabilities as may be reasonably requested.

                    (b) Seller Confidentiality. For a period of three years after the Closing Date, Seller shall keep confidential, and cause its Affiliates and its and their respective Representatives to keep confidential, all information relating to the Business, except as required by law or administrative process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.02(b).

                5.03.     Further Action; Reasonable Best Efforts.

                    (a) Pre-Closing Action. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including
          (i) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include furnishing all information required by applicable law in connection with approvals of or filings with any Governmental Entity), (ii) to satisfy the conditions precedent to the obligations of such party hereto, (iii) to obtain any consent, authorization, order, or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Seller, Purchaser, or any of their respective Subsidiaries in connection with the Acquisition or the taking of any action contemplated by this Agreement, (iv) to effect all necessary registrations and filings, and
          (v) to take any action reasonably necessary to vigorously defend, lift, mitigate, or rescind the effect of any litigation or administrative proceeding adversely affecting the Acquisition or this Agreement, including promptly appealing any adverse court or administrative decision.

                    (b)   Information.  Subject to appropriate
          confidentiality protections, each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other parties with copies of all filings made by such party with any Governmental Entity and, upon request, any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Upon the terms and subject to the conditions herein provided, in case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall use their reasonable best efforts to take or cause to be taken all such necessary action.

                5.04.     Post-Closing Cooperation.

                    (a) Transition. Purchaser and Seller shall cooperate with each other, and shall cause their respective Representatives to cooperate with each other, after the Closing to ensure the orderly transition of the Business from Seller to Purchaser and to minimize any disruption to the Business and the other respective businesses of Seller and Purchaser that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other and their respective Representatives access, during normal business hours, to such information and assistance relating to the Business (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting and other matters, including defense of claims, disputes, or litigation.

                    (b)   Information and Assistance.  After the
          Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Business or Acquired Assets (including access to books and records) as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any Audit by any Governmental Entity, and the prosecution or defense of any claim, suit, or proceeding related to any Tax Return. Seller and Purchaser shall cooperate with each other in the conduct of any Audit or other proceeding relating to Taxes involving the Business. Purchaser shall retain the books and records of Seller included in the Acquired Assets for a period of seven years after the Closing. After the end of such seven-year period, before disposing of such books or records, Purchaser shall give notice to such effect to Seller and give Seller, at Seller's cost and expense, an opportunity to remove and retain all or any part of such books or records as Seller may select.

                    (c)   Copies.  After the Closing Date, (i)
          Purchaser shall promptly provide to Seller copies of any of the Records included in the Acquired Assets requested from time to time by Seller, and (ii) Seller shall promptly provide to Purchaser copies of any books of account, ledgers, general, financial, accounting, and personnel records, files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals, and customer and supplier correspondence that (A) prior to the Closing Date was used, held for use, or intended to be used in, or arose out of, the conduct or operation of the Business, but (B) is not part of the Records included in the Acquired Assets (including financial and tax records relating to the Business that are part of Seller's general ledger).

                5.05.     Employee Benefits.

                    (a) Employment Matters. Except with respect to those individuals listed as "Excluded Employees" in
          Schedule 5.05(a), Purchaser shall offer (i) to all represented and non-represented employees of Seller that are engaged primarily in the operation or conduct of the Business as of the Closing Date (including any employee on vacation, disability, leave of absence, or layoff, as of the Closing Date) and (ii) to those individuals listed as "Additional Employees" on Schedule 5.05(a), employment from the Closing Date at substantially the same salary, wage, or hourly rate (as applicable), and with other applicable benefits as provided in this Agreement. "Company Employees" means all non-bargaining unit employees of Seller engaged in the operation or conduct of the Business as of the Closing Date who accept the offer of Purchaser pursuant to this Section 5.05(a) and become employees of Purchaser as of the Closing Date. Except as provided in Section 5.05(b) below, from and after the Closing Date, Purchaser shall provide on an uninterrupted basis employee benefits (including, if applicable, group medical and dental, life insurance, defined contribution retirement plan, short- and long-term disability, severance, vacation, and sick pay) for Company Employees which are, in the aggregate for each such employee, no less favorable than the employee benefits provided to similarly situated employees of Purchaser.

                    (b) Pension Plans. The following provisions shall be applicable with regard to pension plans:

                          (i) Effective as of the close of business
                on December 31, 1997, all Company Employees who are participating in the defined benefit plan or plans maintained by Seller as of such date (collectively, the "Seller Defined Benefit Plan") shall cease to accrue benefits in the Seller Defined Benefit Plan.

                          (ii)     As soon as practicable after
                December 31, 1997, and effective as of January 1, 1998, Buyer shall provide under the tax-qualified defined benefit plan of Buyer (the "Buyer Defined Benefit Plan") each Company Employee with service credit for eligibility and vesting purposes (including eligibility for early or normal retirement) equal to the service credit to the Company Employees as of December 31, 1997, under the Seller Defined Benefit Plan and any defined benefit plans maintained by an affiliate of Seller. The accrued benefit with respect to each Company Employee under the Buyer Defined Benefit Plan shall be the sum of (1) and (2), as follows:

                              (1)  The accrued benefit of the
                    Company Employee under the Seller Defined
                    Pension Plan as of the close of business on December 31, 1997, but determined by recognizing compensation earned by such Company Employee for the Buyer and its Affiliates after December 31, 1997, minus the accrued benefit of the Company Employee under the Seller Defined Benefit Pension Plan as of December 31, 1997; and

                              (2)  The accrued benefit of the
                    Company Employee under the Buyer Defined
                    Benefit, recognizing only service with Buyer after December 31, 1997.

                    (c) Past Service Credit. Except as provided in Section 5.05(b), after the Closing Date all service with Seller and its Subsidiaries shall be counted as service with Purchaser for all purposes, including eligibility to participate, vesting, and determining the amount of a benefit, but without duplication of benefits, under the employee benefit plans and compensation practices (including, if applicable, group medical and dental, life insurance, defined contribution retirement plan, short- and long-term disability, severance, vacation, and sick pay) covering or otherwise benefitting such employees on and after the Closing Date. Purchaser hereby agrees to take such action as may be necessary or appropriate under all employee benefit plans and compensation practices covering or otherwise benefiting Company Employees after the Closing Date to provide for such past service credit.

                    (d)   Co-payments and Deductibles.  Each
          Company Employee shall be given credit for any deductible or co-payment amounts paid under Plans maintained by Seller or its Subsidiaries in respect of the Plan year in which the Closing Date occurs, to the extent that, following the Closing Date, they participate in comparable plans maintained by Purchaser for which deductibles or co-payments are required. Purchaser shall also cause each of its Plans to waive any preexisting condition requirement to the extent waived under the terms of any Plan maintained by Seller or its Subsidiaries immediately prior to the Closing Date.

                    (e) Labor Agreements. To the extent required by applicable law or the terms of any contract or agreement disclosed in Schedule 3.17 of the Disclosure Schedule, Purchaser shall honor all labor or collective bargaining agreements pertaining to employees of Seller or any of its Subsidiaries that are primarily engaged in the operation or conduct of the Business as of the Closing Date.

                    (f)   Non-Qualified Retirement Plans.
          Purchaser hereby agrees to honor all liabilities to Company Employees and their beneficiaries arising under all nonqualified, unfunded, deferred compensation programs of Seller or its Subsidiaries listed on Schedule 5.05(f), including the Rexene Corp. Supplemental
          Executive Retirement Plan (the "Rexene SERP")

                    (g)   Retiree Benefits.  Purchaser hereby
          agrees to provide retiree (including early retiree) medical benefits to individuals who have been employed by Seller in the operation or conduct of the Business and who were or would become eligible for such benefits under Seller's retiree medical plans as of the Effective Time (as hereinafter defined) if they terminated their employment on or before the Effective Time and who terminate or had terminated their employment on or before two business days following the Effective Time comparable to the retiree medical benefits provided to similarly situated employees of Seller or, at Purchaser's option, similarly situated employees of Purchaser. "Effective Time" shall have the meaning ascribed thereto in the Merger Agreement.

                    (h)   Vacation.  Purchaser agrees to provide
          all vacation entitlement to Company Employees for the 1997 calendar year as determined under the Seller's vacation pay policies in effect as of the Effective Time.

                    (i) Severance Pay. Purchaser hereby agrees to assume and perform the letter agreements described in
          Schedule 5.05(i). In the event any Company Employee is terminated by Purchaser without cause within one year following the Effective Time, Purchaser shall provide severance pay to such employee which is not less than the amount such employee would have received under the severance pay plans and practices of Seller and its Subsidiaries in effect immediately prior to the Effective Time.

                    (j) COBRA. After the Closing Date, Purchaser agrees to provide continuation coverage for purposes of
          Part 6 of Title I of ERISA to former nonbargaining unit employees of Seller (who were engaged primarily in the operation or conduct of the Business) and their eligible dependents comparable to the benefits, as from time to time in effect, provided to similarly situated employees of Seller.

                5.06. Notification of Certain Matters. Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Seller, of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (b) any material failure of the Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder, and (c) the commencement or, to the best of their knowledge, the threat, of any action, suit, claim, investigation, or proceeding which relates to this Agreement or the transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                5.07. Expenses. Except as set forth in Section 8, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. All fees and expenses payable to Schroder Wertheim or Smith Barney in connection with the Acquisition or any other transactions under this Agreement shall be paid by Seller.

                5.08. Waiver of Compliance with Bulk Sales Laws. Seller and Purchaser agree that Purchaser will not notify any creditors of Seller pursuant to any provisions of any laws relating to "bulk sales" and transfers applicable to the transactions contemplated hereby. Seller agrees to indemnify Purchaser and hold it harmless against any and all claims, losses, damages, liabilities, costs, and expenses incurred by Purchaser as a result of any failure to comply with any "bulk sales" or similar laws, unless such claim is based on a liability assumed by Purchaser hereunder.

                5.09. Transfer, Sales, and Use Taxes. Seller and Purchaser each shall be responsible for and shall pay one-half of (a) all transfer, recording, real estate excise, and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with the transactions contemplated by this Agreement and (b) all applicable sales and use Taxes ("Sales and Use Taxes"). The party which has the primary responsibility under applicable law for the payment of any particular Transfer Taxes or Sales and Use Taxes ("Payor") shall prepare and file the relevant Tax Return, pay the Transfer Taxes or Sales and Use Taxes shown on such Tax Return, and notify the other party ("Other Party") in writing of the Transfer Taxes or Sales and Use Taxes shown on such Tax Return and how such Transfer Taxes or Sales and Use Taxes were calculated, and the Other Party shall reimburse the Payor for one-half of the amount of such Transfer Taxes or Sales and Use Taxes in immediately available funds within ten (10) days of receipt of such notice.

                5.10. Purchase Price Allocation. Prior to the Closing, Purchaser and Seller shall agree to an allocation of the Purchase Price among the Acquired Assets (the "Allocation"), a copy of which Allocation shall be attached to this Agreement as Schedule 5.10. Seller and Purchaser shall be bound by and act in accordance with the Allocation in the preparation and filing of all Tax returns (including filing Form 8594 with the relevant Federal income Tax Return for the taxable year that includes the Closing Date) and in any proceeding before any Governmental Entity pertaining to Taxes. Except as may otherwise be required by a determination (as defined in Section 1313 of the Code), Seller and Purchaser shall take no position inconsistent with the Allocation for Tax purposes. Each of Seller and Purchaser shall provide the other a copy of its Form 8594 not later than 30 days prior to filing. In the event that the Allocation is disputed by a Governmental Entity, the party receiving notice of the dispute shall promptly notify the other party concerning the nature of the dispute.

                5.11. WARN Compliance. Seller shall not, at any time following the execution of this Agreement, effectuate (i) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 ("WARN")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller affected by this Agreement, or (ii) a "mass layoff" (as defined in WARN) affecting any site of employment or facility of Seller affected by this Agreement, or (iii) layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. At the Closing, Seller shall provide Purchaser with a schedule of all employees of Seller that were engaged primarily in the operation or conduct of the Business as of the Effective Date who (i) have suffered an "employment loss" (as defined in WARN), (ii) suffered a layoff, or (iii) otherwise suffered a reduction in hours in the period between execution of this Agreement and the Closing Date.

          6.    CONDITIONS

                6.01. Conditions to Each Party's Obligation. The obligation of Purchaser to purchase the Acquired Assets from Seller, and the obligation of Seller to sell the Acquired Assets to Buyer, is subject to the satisfaction (or waiver by Seller and Purchaser) on or prior to the Closing date of the following conditions:

                    (a)   Governmental Approvals.  All
          authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Acquisition shall have been obtained or filed or shall have occurred.

                    (b)   No Injunctions or Restraints.  No
          applicable law or injunction enacted, entered, promulgated, enforced, or issued by any Governmental
          Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

                    (c) Fairness Opinion. Purchaser and Seller each shall have received an opinion from a nationally recognized investment banking firm or other Person satisfactory to both Purchaser and Seller to the effect that, as of the date hereof, the terms and conditions of the Acquisition as set forth in this Agreement are fair to each of Purchaser and Seller, from a financial point of view.

                6.02. Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase and pay for the Acquired Assets is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

                    (a)   Representations and Warranties.  The
          representations and warranties of Seller contained in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date or a single date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date or such single date), and Purchaser shall have received a certificate signed by an appropriate officer of Seller to such effect.

                    (b)   Performance of Obligations of Seller.
          Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, and Purchaser shall have received a certificate signed by an appropriate officer of Seller to such effect.

                    (c) Absence of Proceedings. There shall not be pending or threatened by any Governmental Entity any proceeding (or by an other person any proceeding that has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement or seeking to obtain from Purchaser or any of its Affiliates in connection with the Acquisition any damages that are material in relation to Purchaser, (ii) seeking to prohibit or limit the ownership or operation by Purchaser or any of its Affiliates of any material portion of the business or assets of Purchaser (including the Business), or any of its Affiliates, or to compel Purchaser, or any of its Affiliates, to dispose of or hold separate any material portion of the business or assets of Purchaser (including the Business) or any of its Affiliates, in each case as a result of the Acquisition or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Acquired Assets, or (iv) seeking to prohibit Purchaser or any of its Affiliates from effectively controlling in any material respect the Business.

                    (d) Financing. Purchaser shall have obtained third party financing necessary to consummate the Acquisition and to pay all related fees and expenses, on terms satisfactory to Purchaser.

                    (e) Consents. Purchaser shall have received written consents from all third parties necessary or appropriate to effect the Acquisition, other than such consents the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Business or the Acquired Assets following the Closing.

                    (f)   Clearfield Lease Consent.  Without
          limiting the generality of Section 6.02(e), Seller shall have received written consent (in form and substance satisfactory to Purchaser) from the landlord or landlords, as the case may be, under the real property lease or leases relating to the Clearfield Facility, consenting to the assignment of such lease or leases by Seller (as tenant) to Purchaser as contemplated in this Agreement.

                    (g)   Due Diligence.  Purchaser shall have
          completed its due diligence examination of the Business, the Acquired Assets, the Assumed Liabilities, and all other matters relating to the Business and the results of such examination shall be satisfactory in all respects to Purchaser.

                6.03. Conditions to Obligation of Seller. The obligation of Seller to sell, assign, convey, and deliver the Acquired Assets is subject to the satisfaction (or wavier by Seller) on or prior to the Closing Date of the following conditions:

                    (a)   Representations and Warranties.  The
          representations and warranties of Purchaser contained in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date or a single date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date or such single date), and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                    (b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing, and Seller shall have received a certificate signed by an appropriate officer of Purchaser to such effect.

                    (c)   Absence of Proceedings.  No court or
          governmental authority of competent jurisdiction shall have issued an order (which shall not subsequently have been vacated), restraining, enjoining, or otherwise prohibiting the consummation of the Acquisition or any other transaction contemplated by this Agreement, and no action or proceeding shall have been instituted (which has a reasonable likelihood of success and which shall not have been subsequently dismissed), seeking to restrain, enjoin, or prohibit the consummation of the Acquisition or any other transaction contemplated by this Agreement or seeking damages in respect thereof.

          7.    TERMINATION OF AGREEMENT

                7.01.     Termination.

                    (a)   Termination Events.  Notwithstanding
          anything to the contrary contained in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                          (i) by mutual written consent of Seller
          and Purchaser;

                          (ii)     by Seller if any of the
                conditions set forth in Sections 6.01 or 6.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

                          (iii)    by Purchaser if any of the
                conditions set forth in Section 6.01 or 6.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

                          (iv)     by Seller or Purchaser, if the
                Closing does not occur on or prior to December 31, 1997;

          provided, however, that the party seeking termination pursuant to clause (ii), (iii), or (iv) is not then in breach in any material respect of any of its representations, warranties, covenants, or agreements contained in this Agreement.

                    (b) Notice. In the event of termination by Seller or Purchaser pursuant to this Section 7.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

                7.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (a)
          Section 5.07 relating to certain expenses, and (b)
          Section 7.01 and this Section 7.02.  Nothing in this
          Section 7.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

          8.    INDEMNIFICATION

                8.01. Indemnification by Seller. Seller shall indemnify Purchaser, its affiliates, and each of their respective officers, directors, employees, stockholders, agents, and representatives against, and hold them harmless from, any loss, liability, claim, damage, or expense (including reasonable legal fees and expenses) (collectively, "Losses"), as incurred (payable promptly upon written request), arising from, in connection with, or otherwise with respect to: (a) any breach of any covenant of Seller contained in this Agreement, (b) any Excluded Liability, (c) the failure to comply with statutory provisions relating to bulk sales and transfers, if applicable, and (d) any fees, expenses, or other payments incurred or owed by Seller to any brokers, financial advisors, or other comparable persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                8.02. Indemnification by Purchaser. Purchaser shall indemnify Seller, its affiliates, and each of their respective officers, directors, employees, shareholders, agents, and representatives against, and hold them harmless from, any Loss, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to: (a) any breach of any covenant of Purchaser contained in this Agreement, (b) any Assumed Liability,
          (c) all obligations, liabilities, and commitments arising out of the operation or conduct of the Business by Purchaser after the Closing Date, or (d) any fees, expenses, or other payments incurred or owed by Purchaser to any brokers, financial advisors, or other comparable persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                8.03. Calculation of Losses. The amount of any Loss for which indemnification is provided under this
          Section 8 shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be (a) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction, or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

                8.04. Termination of Indemnification. Except as otherwise provided in Section 9.06 with respect to representations and warranties, the obligations to indemnify and hold harmless any party pursuant to this
          Section 8 shall survive the Closing and shall not terminate.

                8.05.     Procedures.

                    (a)   In order for a party (the "indemnified
          party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim made by any person against the indemnified party (a "Third-Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third-Party Claim promptly following receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been prejudiced as a result of such failure (except that the indemnifying party shall in no event be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim other than those notices and documents separately addressed to the indemnifying party.

                    (b) If a Third-Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof.
          If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third-Party Claim as provided above).

                    If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's reasonable request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party assumes the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise, or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third-Party Claim, the indemnified party shall agree to any settlement, compromise, or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, that releases the indemnified party completely in connection with such Third-Party Claim, and that would not otherwise adversely affect the indemnified party.

                    Notwithstanding the two foregoing paragraphs, the indemnifying party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third-Party Claim) if the Third-Party Claim seeks an order, injunction, or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third-Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

                    (c)   Other Claims.  In the event any
          indemnified party should have a claim against any indemnifying party under Section 8.01 or 8.02 that does not involve a Third-Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 8.01 or 8.02, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

          9.    GENERAL PROVISIONS

                9.01. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto. Notwithstanding the foregoing, without the consent of the other parties hereto, (a) Purchaser may assign its right hereunder to purchase the Acquired Assets or any portion thereof (including, but not by way of limitation, the England Shares) to an Affiliate of Purchaser, and (b) Purchaser may assign its rights hereunder by way of security and such secured party may assign such rights by way of exercise of remedies; provided, however, that no assignment or transfer shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section 9.01 shall be void.

                9.02. No Third-Party Beneficiaries. Except as provided in Section 8 with respect to indemnification, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

                9.03. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser may waive compliance by Seller, or Seller may waive compliance by Purchaser, with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                9.04.     Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission provided that a confirmed delivery by a standard overnight carrier or a hand delivery is made within two business days of the date such facsimile is sent or (b) confirmed delivery by a standard overnight carrier, or (c) when delivered by hand, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (i)  If to Seller, to:

                          Huntsman Polymers Corporation
                          500 Huntsman Way
                          Salt Lake City, UT  84108
                          Telephone:  (801) 584-5700
                          Facsimile:  (801) 584-5782
                          Attention:  General Counsel

                     (ii)     If to Purchaser, to:

                          Huntsman Packaging Corporation
                          500 Huntsman Way
                          Salt Lake City, UT  84108
                          Telephone:  (801) 584-5700
                          Facsimile:  (801) 584-5782
                          Attention:  General Counsel

                9.05. Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto, and in the table of contents and table of defined terms to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a party of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words "include," "includes," or "including," are used in this Agreement, they shall be deemed to be followed by the words "without limitation." When used in this Agreement, "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                9.06.     Survival of Agreements.  The covenants
          and agreements of the parties contained in this Agreement shall survive the Closing and shall not terminate;
          provided, however, that the representations and warranties contained in Section 3 and Section 4 of this Agreement shall not survive the Closing and shall terminate upon consummation of the Closing.

                9.07. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                9.08.     Entire Agreement.  This Agreement,
          including the Schedules and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties, or covenants relating to such subject matter except as specifically set forth herein.

                9.09. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenfoceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

                9.10. Governing Law; Waiver of Jury Trial; Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to the principles of conflicts of law thereof. Each party to this Agreement
          (a) waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit, or proceeding arising out of or relating to this Agreement, (b) consents to submit itself to the personal jurisdiction of any federal court located in the State of Utah or any Utah state court located in Salt Lake County in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in Salt Lake County, State of Utah.

                IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the day and year first above written.

                              SELLER:

                                   HUNTSMAN POLYMERS CORPORATION,
                                   a Delaware corporation,

                                   By: /s/ Jon M. Huntsman
                                       ----------------------------
                                   Name:   Jon M. Huntsman
                                   Title:  Chairman and Chief
                                             Executive Officer


                              PURCHASER:

                                   HUNTSMAN PACKAGING CORPORATION,
                                   a Utah corporation,

                                   By:  /s/ Richard P. Durham
                                        ----------------------------
                                   Name:  Richard P. Durham
                                   Title: President




                               SCHEDULE 1.03(B)

                     [Attached to and forming a part of
                     the First Amended Asset Purchase
                     Agreement (the "Agreement")
                     between Huntsman Polymers
                     Corporation, as "Seller", and
                     Huntsman Packaging Corporation, as
                     "Purchaser", regarding the assets
                     of the CT Film Division of Seller
                     (formerly known as Rexene
                     Corporation).  Capitalized terms
                     that are defined in the Agreement
                     and used in this Schedule shall
                     have the same meanings as in the
                     Agreement.]

                            SALES OFFICE LOCATIONS

                1.   [Southern Region]
                     1355 Terrill Mill Rd.
                     Building 1474, Suite 250
                     Marietta, GA  90067

                2.   [Western Region]
                     3801 University Avenue
                     Suite 260
                     Riverside, CA  92501



                               SCHEDULE 1.03(C)

                     [Attached to and forming a part of
                     the First Amended Asset Purchase
                     Agreement (the "Agreement")
                     between Huntsman Polymers
                     Corporation, as "Seller", and
                     Huntsman Packaging Corporation, as
                     "Purchaser", regarding the assets
                     of the CT Film Division of Seller
                     (formerly known as Rexene
                     Corporation).  Capitalized terms
                     that are defined in the Agreement
                     and used in this Schedule shall
                     have the same meanings as in the
                     Agreement.]

                             WAREHOUSE LOCATIONS

                1.   [Storage Locker #19]
                     1515 Woodfield Rd.
                     Schaumberg, IL  60173

                2.   [Warehouse -- 5,000 RSF]
                     Southwest l/4 of Suite 2, on Lots 1 & 2
                     Herbert Addition
                     Town of Eagle Point
                     Chippewa County, WI

                3.   [Warehouse -- 5,000 S.F.]
                     Northwest 5,000 S.F. of Suite 2, on Lots 1 &
                     Herbert Addition
                     Town of Eagle Point
                     Chippewa County, WI

                4.   [Warehouse -- 3,500 RSF]
                     Westerly 3500 S/F (50x70) of
                     Bldg #2, Lot 5, Block 1
                     Herbert Addition
                     Town of Eagle Point
                     Chippewa County, WI

                5.   [Warehouse -- 12,000 RSF]
                     617 Market Street
                     Warehouse 7
                     Bridgeville, DE

                6.   [Warehouse -- 40,000 RSF]
                     617 Market Street
                     Warehouse 7
                     Bridgeville, DE


                               SCHEDULE 1.03(S)

                     [Attached to and forming a part of
                     the First Amended Asset Purchase
                     Agreement (the "Agreement")
                     between Huntsman Polymers
                     Corporation, as "Seller", and
                     Huntsman Packaging Corporation, as
                     "Purchaser", regarding the assets
                     of the CT Film Division of Seller
                     (formerly known as Rexene
                     Corporation).  Capitalized terms
                     that are defined in the Agreement
                     and used in this Schedule shall
                     have the same meanings as in the
                     Agreement.]

                            OTHER ACQUIRED ASSETS

                1. IBM AS400 Computer and related hardware and equipment located in Seller's executive offices in Dallas, Texas.

                2.   Office furniture used by Jack Knott and
                     office furniture located in Seller's
                     executive offices in Dallas, Texas and used by executives of the CT Film Division of Seller.


                               SCHEDULE 1.04(A)

                     [Attached to and forming a part of
                     the First Amended Asset Purchase
                     Agreement (the "Agreement")
                     between Huntsman Polymers
                     Corporation, as "Seller", and
                     Huntsman Packaging Corporation, as
                     "Purchaser", regarding the assets
                     of the CT Film Division of Seller
                     (formerly known as Rexene
                     Corporation).  Capitalized terms
                     that are defined in the Agreement
                     and used in this Schedule shall
                     have the same meanings as in the
                     Agreement.]

                       EXECUTIVE OFFICE ACQUIRED ASSETS

                1. IBM AS400 Computer and related hardware and equipment located in Seller's executive offices in Dallas, Texas.

                2. Office furniture used by Jack Knott and other office furniture located in Seller's executive offices in Dallas, Texas and used by executives of the CT Film Division of Seller.



                               SCHEDULE 1.04(E)

                     [Attached to and forming a part of
                     the First Amended Asset Purchase
                     Agreement (the "Agreement")
                     between Huntsman Polymers
                     Corporation, as "Seller", and
                     Huntsman Packaging Corporation, as
                     "Purchaser", regarding the assets
                     of the CT Film Division of Seller
                     (formerly known as Rexene
                     Corporation).  Capitalized terms
                     that are defined in the Agreement
                     and used in this Schedule shall
                     have the same meanings as in the
                     Agreement.]

                            OTHER EXCLUDED ASSETS

                None.



                               SCHEDULE 1.06(F)

                     [Attached to and forming a part of
                     the First Amended Asset Purchase
                     Agreement (the "Agreement")
                     between Huntsman Polymers
                     Corporation, as "Seller", and
                     Huntsman Packaging Corporation, as
                     "Purchaser", regarding the assets
                     of the CT Film Division of Seller
                     (formerly known as Rexene
                     Corporation).  Capitalized terms
                     that are defined in the Agreement
                     and used in this Schedule shall
                     have the same meanings as in the
                     Agreement.]

                                  TERMINATED EMPLOYEES

                     None.


                                    SCHEDULE 1.06(G)

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                               OTHER EXCLUDED LIABILITIES

                     None.


                                     SCHEDULE 1.07

                          [Attached to and forming a part of
                          the Asset Purchase Agreement (the
                          "Agreement") between Huntsman
                          Polymers Corporation, as "Seller",
                          and Huntsman Packaging
                          Corporation, as "Purchaser",
                          regarding the assets of the CT
                          Film Division of Seller (formerly
                          known as Rexene Corporation).
                          Capitalized terms that are defined
                          in the Agreement and used in this
                          Schedule shall have the same
                          meanings as in the Agreement.]

                                      OTHER LIENS

                     None.



                                     SCHEDULE 3.01

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                            ORGANIZATION, SUBSIDIARIES, ETC.

                     1. Section 3.1 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.


                                     SCHEDULE 3.03

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                         NO VIOLATIONS; CONSENTS AND APPROVALS

                     1. Section 3.4 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.


                                     SCHEDULE 3.04

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                               SUBSIDIARY CAPITALIZATION

                     1. Section 3.2(b) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.

                     2. Schedule 3.2(c) of the "Company's Disclosure Schedule to the Merger Agreement is by this reference incorporated herein and made a part hereof.


                                     SCHEDULE 3.06

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                               ABSENCE OF CERTAIN CHANGES

                     1. Section 3.6 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.

                     2. Schedule 5.1 of the "Company's Disclosure Schedule to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 3.07

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                               NO UNDISCLOSED LIABILITIES

                     1. Section 3.7 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 3.08

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                            EMPLOYEE BENEFIT PLANS AND ERISA

                     1. Section 3.9(a) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.

                     2. Section 3.9(j) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.

                     3. Section 3.9(k) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 3.09

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                           LITIGATION AND COMPLIANCE WITH LAW

                     1. Section 3.10 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 3.10

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                              REXENE INTELLECTUAL PROPERTY

                     1. Section 3.11 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 3.11

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                                   SELLER AGREEMENTS

                     1. Section 3.12(a) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.

                     2. Section 3.12(b) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 3.12

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                                         TAXES

                     1. Section 3.13 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 3.13

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                                 ENVIRONMENTAL MATTERS

                     1. Section 3.14(a) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.

                     2. Section 3.14(b) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.

                     3. Section 3.14(c) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.

                     4. Section 3.14(d) of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.


                                     SCHEDULE 3.14

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                                       NO DEFAULT

                     1. Section 3.15 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 3.17

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                                         LABOR

                     1. Section 3.20 of the "Company's Disclosure Schedule" to the Merger Agreement is by this reference incorporated herein and made a part hereof.



                                     SCHEDULE 4.03

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                          GOVERNMENTAL FILINGS, PERMITS, ETC.

                     None.



                                    SCHEDULE 5.05(A)

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                      EXCLUDED EMPLOYEES AND ADDITIONAL EMPLOYEES

                     Prior to the Closing, Purchaser and Seller shall agree as to any employees that are to be designated "Excluded Employees" or "Additional Employees," and the names of any such employees, with the agreed designation, shall be added to this Schedule.



                                    SCHEDULE 5.05(F)

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                 NONQUALIFIED, UNFUNDED, DEFERRED COMPENSATION PROGRAMS

                     Prior to the Closing, Purchaser and Seller shall agree as to any Nonqualified, Unfunded, Deferred Compensation Programs that are to be included on this Schedule and any such agreed programs shall be added to this Schedule.



                                    SCHEDULE 5.05(I)

                          [Attached to and forming a part of
                          the First Amended Asset Purchase
                          Agreement (the "Agreement")
                          between Huntsman Polymers
                          Corporation, as "Seller", and
                          Huntsman Packaging Corporation, as
                          "Purchaser", regarding the assets
                          of the CT Film Division of Seller
                          (formerly known as Rexene
                          Corporation).  Capitalized terms
                          that are defined in the Agreement
                          and used in this Schedule shall
                          have the same meanings as in the
                          Agreement.]

                          LETTER AGREEMENTS FOR SEVERANCE PAY

                     Prior to the Closing, Purchaser and Seller shall agree as to any letter agreements for severance pay that are to be included on this Schedule and any such agreed letter agreements shall be added to this Schedule.



                                     SCHEDULE 5.10

                     [Attached to and forming a part of the First
                     Amended Asset Purchase Agreement (the
                     "Agreement") between Huntsman Polymers
                     Corporation, as "Seller," and Huntsman
                     Packaging Corporation, as "Purchaser,"
                     regarding the assets of the CT Film Division of Seller (formerly known as Rexene Corporation). Capitalized terms that are defined in the Agreement and used in this Schedule shall have the same meanings as in the Agreement.]

                              ALLOCATION OF PURCHASE PRICE

                     1. The Purchase Price will be allocated among the Acquired Assets after the Closing by Purchaser and Seller.

                     2. The Purchase Price will be allocated first among current assets according to the book value thereof as of the Closing Date.

                     3. The balance of the Purchase Price (to the extent necessary) will next be allocated among property, plant, equipment, and all other identifiable tangible property, intangibles, and other assets (other than good will) according to the appraised value, or Purchaser's and Seller's best estimate of the fair market value, thereof as of the Closing Date.

                     4. The balance of the Purchase Price (if any) will be allocated to goodwill.